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                                                                   Exhibit 23


                           CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Zenith National Insurance Corp. on Form S-8 (File Nos. 33-8948, 33-22219 and 333-04399) of our report dated June 12, 1998, on our audits of the financial statements and supplemental schedules of The Zenith 401(k) Plan as of December 31, 1997 and 1996, and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                                      Coopers & Lybrand L.L.P.
Los Angeles, California
June 30, 1998